PROSPECTUS SUPPLEMENT                                         File No. 333-52822
----------------------                                            Rule 424(b)(3)
(To Prospectus Supplement and Prospectus
dated January 24, 2001)
Prospectus number:      0


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:  $200,000,000         Original Issue Date:    December 7, 2001

CUSIP Number:         59018YKZ3         Stated Maturity Date:  December 18, 2002


Interest Calculation:                 Day Count Convention:
--------------------                  --------------------
[X]  Regular Floating Rate Note       [X]   Actual/360

[ ]  Inverse Floating Rate Note       [ ]   30/360

      (Fixed Interest Rate):          [ ]   Actual/Actual


Interest Rate Basis:
-------------------
[ ]   LIBOR                           [ ]   Commercial Paper Rate

[ ]   CMT Rate                        [ ]   Eleventh District Cost of Funds Rate

[X]   Prime Rate                      [ ]   CD Rate

[ ]   Federal Funds Rate              [ ]   Other (see attached)

[ ]   Treasury Rate
          Designated CMT Page:        Designated LIBOR Page:
            CMT Telerate Page:           LIBOR Telerate Page:
             CMT Reuters Page:           LIBOR Reuters Page:


Index Maturity:         N/A              Minimum Interest Rate:   Not Applicable

Spread:                 -2.920%          Maximum Interest Rate:   Not Applicable

Initial Interest Rate:  TBD              Spread Multiplier:       Not Applicable

Interest Reset Dates:      Daily, commencing December 7, 2001 through the
                           maturity date; subject to modified following business day convention

Interest Payment Dates:    Quarterly, on the 18th of March, June, September, and
                           December commencing March 18, 2002 through the maturity date; subject to modified following business day convention

Repayment at the
Option of the Holder:      The Notes cannot be repaid prior to the Stated
                           Maturity Date.

Redemption at the
Option of the Company:     The Notes cannot be redeemed prior to the Stated
                           Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                   The Chase Manhattan Bank

Dated:                     December 4, 2001